UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On February 13, 2007, SVB Financial Group (the “Company”) issued a press release regarding a day of management presentations and Q&A for investors and financial analysts on Thursday, February 15, 2007, from 11:30 a.m. to 4:00 p.m. Eastern time in New York City. Management presentations will be given by Kenneth Wilcox, Chief Executive Officer; Jack Jenkins-Stark, Chief Financial Officer; Greg Becker, Chief Operating Officer, Commercial Banking; Dave Jones, Chief Credit Officer; and Mark MacLennan, President, SVB Capital.

In order to provide equal access to the information provided during this event to all shareholders and analysts, SVB Financial Group will air a simultaneous webcast of the event for investors who are unable to attend in person.  The webcast will be available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72531&eventID=1472226, and will be archived for 90 days following the event.  The event webcast may also be accessed at www.svb.com in the Investor Relations section of the Web site, and will be archived there for 12 months. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The contents of the webcast are not incorporated herein by reference or otherwise.

Item 9.01.              Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description
99.1

Press Release, dated February 13, 2007, announcing the Company will host a day of management presentations and Q&A for investors and financial analysts on Thursday, February 15, 2007, from 11:30 a.m. to 4:00 p.m. Eastern time in New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007	SVB FINANCIAL GROUP

	By:	/s/ Jack F. Jenkins-Stark
	Name:	Jack F. Jenkins-Stark
	Title:	Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1

Press Release, dated February 13, 2007, announcing the Company will host a day of management presentations and Q&A for investors and financial analysts on Thursday, February 15, 2007, from 11:30 a.m. to 4:00 p.m. Eastern time in New York City.